                                                                   Exhibit 10.25

                         TIER CORPORATION 401(k) PLAN

                           SUMMARY PLAN DESCRIPTION
                           ------------------------

                                TABLE OF CONTENTS
                                -----------------

                                                                                                    Page
INTRODUCTION........................................................................................  1

PLAN TYPE...........................................................................................  1
     1.   What is a 401(k) and Profit Sharing Plan?.................................................  1

PLAN PARTICIPATION..................................................................................  1
     2.   Are all employees eligible to participate in the Plan?....................................  1
     3.   What are the requirements for participation in the Plan?..................................  1
     4.   When will I become a Participant in the Plan?.............................................  1
     5.   What happens if I leave my job and then I am re-employed by my Employer?..................  2

PLAN CONTRIBUTIONS..................................................................................  2
     6.   Am I required to contribute to the Plan?..................................................  2
     7.   May I voluntarily contribute to the Plan?.................................................  2
     8.   How can I request that my Employer make Elective Deferrals to the Plan on my behalf?......  3
     9.   Can I change the amount of my Elective Deferrals to the Plan?.............................  3
    10.   Are there legal limits on my Elective Deferrals?..........................................  4
    11.   Aside from Elective Deferrals, will my Employer make other types of contributions to the Plan?................................................................................  4
    12.   What are Employer Matching Contributions?.................................................  4
    13.   Are there legal limits on Matching Contributions?.........................................  5
    14.   What are Profit Sharing Contributions?....................................................  5
    15.   Must I meet any special requirements in order to share in Profit Sharing Contributions?...  5
    16.   How will my share of a Profit Sharing Contribution be determined?.........................  6
    17.   What are Qualified Matching Contributions?................................................  6
    18.   What are Qualified Non-Elective Contributions?............................................  6
    19.   Am I entitled to any minimum contribution?................................................  6
    20.   Who is responsible for accounting to me for my benefits in the Plan?......................  7
    21.   Will I receive all the funds in my Account when I leave employment?.......................  7
    22.   Can I lose all or part of my Account?.....................................................  8

DISTRIBUTION OF BENEFITS............................................................................  9
    23.   How do I become entitled to receive a distribution from the Plan?.........................  9
    24.   When will my benefit distribution occur?..................................................  9
    25.   What if I want to postpone distribution of my benefits?...................................  9
    26.   May I assign or pledge my interest in the Plan?........................................... 10
    27.   Who is entitled to receive my Account if I die before it is distributed?.................. 10
    28.   How will my benefits be distributed?...................................................... 10
    29.   How will my benefits be taxed?............................................................ 11

INVESTMENT OF PLAN ASSETS........................................................................... 11
    30.   How are contributions to the Plan invested?............................................... 11

WITHDRAWALS AND LOANS............................................................................... 11
    31.   Is any of my Account available to me while I am still working for the Employer?........... 11
    32.   Are loans available to Participants under the Plan?....................................... 12

CLAIMS PROCEDURES................................................................................... 13
    33.   How may I file a claim for benefits?...................................................... 13

ADDITIONAL INFORMATION.............................................................................. 13
    34.   May changes be made to the Plan?.......................................................... 13
    35.   Who has the authority to make decisions in connection with the Plan?...................... 13
    36.   Are there limitations on my rights under the Plan?........................................ 13
    37.   Are my benefits guaranteed by the Pension Benefit Guaranty Corporation (PBGC)?............ 13
    38.   Do I have legal rights as a Participant in the Plan?...................................... 14

Name of Plan:                            Tier Corporation 401(K) Plan

Employer:                                Tier Corporation
                                         1350 Treat Boulevard, #250
                                         Walnut Creek, CA  94596
                                         (510) 937-3950

Plan Administrator:                      Retirement Committee (or Name)
                                         c/o Tier Corporation
                                         1350 Treat Boulevard, #250
                                         Walnut Creek, CA  94596
                                         (510) 937-3950

Employer's Federal Tax                   94-3145844
Identification Number:

Plan Number:                             001

Plan Year Begins:                        January 1

Plan Year Ends:                          December 31

Plan Effective Date:                     January 1, 1997

                                         This Plan replaces an existing
                                         plan, originally effective
                                         March 1, 1995.

Trustee:                                 Putnam Fiduciary Trust Company
                                         One Post Office Square
                                         Boston, MA  02109

Agent for Service of Legal Process:      Retirement Committee
                                         c/o Tier Corporation
                                         1350 Treat Boulevard, #250
                                         Walnut Creek, CA  94596

                                         Service of legal process may
                                         also be made upon the Plan
                                         Administrator or the Trustee

INTRODUCTION

This is a general summary of the Tier Corporation 401(k) Plan, a Putnam prototype retirement plan that has been adopted by your Employer. The Plan is designed to allow you to save for your retirement on a tax-deferred basis by making a salary reduction agreement with your Employer to provide you with the opportunity to share in your Employer's contributions to the Plan.

This summary highlights the most important provisions of the Plan, but it is not the complete Plan. In case of any difference between this summary and the Plan, the provisions of the Plan will control. A copy of the complete Plan is available for inspection at your Employer's office.

PLAN TYPE

1.   What is a 401(k) and Profit Sharing Plan?

     A 401(k) Plan is a deferred compensation plan designed to allow you to save for your retirement on a tax-deferred basis by entering into a salary reduction agreement with your Employer.

     A Profit Sharing Plan is a deferred compensation plan designed to provide retirement income and other benefits. Your Employer may make contributions under a formula providing for contributions as defined in the Plan. Your Employer is not required to have current and accumulated profits in order to contribute.

     All contributions under the Plan will be held in a Trust Fund. A separate Account will be established to record your share of the amount held in the Trust Fund.

PLAN PARTICIPATION

2.   Are all employees eligible to participate in the Plan?

     All employees of the Employer are eligible to participate in the Plan except members of collective bargaining units and nonresident aliens with no U.S. source income.

3.   What are the requirements for participation in the Plan?

     You will begin to participate in the Plan after you have reached age 21.

4.   When will I become a Participant in the Plan?

     If you were a Participant in a Plan of the Employer on the day before the Effective Date, you automatically continue to participate in the Plan. Otherwise, you will begin to participate in the Plan on the month following the date you fulfill the requirement.

     If you are a member of an ineligible group of employees when you satisfy the eligibility requirements, you will become a Participant on the date when you change to an eligible group.

5.   What happens if I leave my job and then I am re-employed by my Employer?

     If you were not a Participant in the Plan before you left your job, you must satisfy the eligibility requirements described in Questions 2 and 3 before you can participate in the Plan after your re-employment. If you were a Participant in the Plan before you left your job, and some portion of your Contribution Account and Employer Matching Account had become vested (see Question 21), you will become a Participant again as soon as you become a member of an eligible group of employees of the Employer.

     If you were a Participant in the Plan before you left your job, but no
                                                                         --
     portion of your Employer Contribution Account and Employer Matching Account had become vested (see Question 21), you will become a Participant again when you become a member of an eligible group of employees of the Employer only if your time away from the Employer did not extend for five
     ---- --
     consecutive One-Year Eligibility Breaks. A One-Year Eligibility Break is a period of 12 consecutive months, starting on your first day of work or any anniversary of that day, in which you are credited with not more than 500 Hours of Service. If you return to work with the Employer after you have five consecutive One-Year Eligibility Breaks, you will be considered a new employee.

PLAN CONTRIBUTIONS

6.   Am I required to contribute to the Plan?

     You are not required to contribute to the Plan. You will be eligible to share in Profit Sharing Contributions made by the Employer whether or not you contribute. However, you will receive Employer Matching Contributions under the Plan only if you contribute.

7.   May I voluntarily contribute to the Plan?

     You may save for your retirement on a tax-deferred basis by requesting that your Employer make Elective Deferrals to the Plan on your behalf through payroll deductions. The amount you choose to have contributed as an Elective Deferral reduces the amount of compensation on which you must pay federal income tax. However, in order to make Elective Deferrals under the Plan, you are required to make a minimum Elective Deferral of 3% of your Earnings.

     You may only make Elective Deferrals to the Plan. You may not make voluntary after-tax contributions. Any after-tax contributions you made in prior Plan Years will remain in the Plan until they are distributed or withdrawn. Your voluntary after-tax contributions will be accounted for separately from employer contributions, and the earnings on these contributions will not be taxed until they are distributed or withdrawn.

     If you are in a group of employees eligible to participate in the Plan, you may contribute to the Plan as a "rollover" contribution certain amounts distributed to you from another employer's qualified retirement plan. You do not have to satisfy the Plan's age and service requirements before you make a rollover contribution. Amounts so contributed will be credited to a Rollover Account for your benefit.

8. How can I request that my Employer make Elective Deferrals to the Plan on my behalf?

     You can arrange to make Elective Deferrals to the Plan by entering into a salary reduction agreement with your Employer. The amount you designate in your salary reduction agreement will be contributed by your Employer to the Plan as an Elective Deferral on your behalf.

     You may enter into a salary reduction agreement effective as of the first business day of each month.

     You will be required to make a minimum Elective Deferral if you want to make Elective Deferrals under the Plan. The minimum Elective Deferral is 3% of your Earnings.

     In your salary reduction agreement, you can elect to reduce your pay by an amount up to 15% of your Earnings for the Plan Year.

     You may not separately elect to have separate Elective Deferrals taken out of cash bonuses you receive from your Employer.

     For purposes of determining the amount and allocation of Elective Deferrals and Employer Matching Contributions under the Plan, your Earnings include the first $160,000 (for 1997) of Form W-2 earnings as defined in section
     2.8 of the Plan and any amounts you contribute to a 401(k) plan, Section 125 plan, Section 403(b) plan, SARSEP, Section 457 plan or Section 414(h)(2) plan.

     Compensation is based on what you earn during the Plan Year. However, for your initial year of participation in the Plan, compensation is recognized from the date you enter the Plan.

     The $160,000 limit on compensation will be adjusted periodically to reflect charges in the cost of living. This limit is also applied to certain highly compensated employees and their family members as if they were a single Participant. If you or a member of your family is affected by this rule, ask the Plan Administrator for further details. For any short plan year, the $160,000 limit will be prorated based upon the number of full months in the short Plan Year.

9.   Can I change the amount of my Elective Deferrals to the Plan?

     Once you enter into a salary reduction agreement with your Employer, you can change the amount of Elective Deferrals being made on your behalf by entering into a new salary reduction agreement effective as of any date listed in Question 8. You can stop Elective

     Deferrals altogether at any time by terminating your salary reduction agreement with your Employer, effective as soon as administratively feasible.

10.  Are there legal limits on my Elective Deferrals?

     There are legal limits on the amount of Elective Deferrals that may be made to the Plan on your behalf. First, the total amount of Elective Deferrals that can be made during any calendar year, to this Plan and any other
                                                             ---
     401(k) plan in which you participate, is $9,500 for 1996 and for 1997. (This figure is adjusted periodically for inflation.) If you exceed this limit in any calendar year, you can request that the excess amount be returned to you from this Plan. To do so, you must notify your Employer that you made excess Elective Deferrals during the calendar year, and specify the amount of excess Elective Deferrals to be distributed from this Plan. Your Employer must receive your notice no later than March 15 following the end of the calendar year in which you contributed the excess amount. The amount of your excess Elective Deferrals, adjusted for income or loss, will be returned to you by April 15.

     A second limitation applies only to certain highly-paid Participants. The maximum amount of Elective Deferrals that may be made on behalf of those Participants in any Plan Year depends on the amount of Elective Deferrals made for all other Plan Participants for the Plan Year. If the Elective Deferrals for any highly-paid Participant exceed this limit during any Plan Year, then the excess Elective Deferrals (adjusted for income or loss) will be returned to the highly-paid Participant by the last day of the following Plan Year.

     If you are or have ever been a Participant in another Qualified Plan maintained by your Employer, certain limitations may apply to allocations under this Plan. If these limitations apply to you, your Employer will contact you.

11. Aside from Elective Deferrals, will my Employer make other types of contributions to the Plan?

     Yes, your Employer may also make the following contributions to the Plan:

     a.   Employer Matching Contributions.
     b.   Profit Sharing Contributions.
     c.   Qualified Matching Contributions.
     d.   Qualified Non-Elective Contributions.

12.  What are Employer Matching Contributions?

     Your Employer may make Employer Matching Contributions to the Plan on behalf of all Qualified Participants.

     The amount of Employer Matching contributions for each eligible Participant will be a variable amount, selected by the Employer, of the Participant's Elective Deferrals for the Plan Year.

     To be a Qualified Participant eligible to receive Employer Matching Contributions for a Plan Year, an Employee must either be employed on the last day of the Plan Year, complete more than 500 Hours of Service in the Plan Year, retire, die or become disabled in the Plan Year.

     Forfeitures of Employer Matching Contributions by Participants who leave employment will be reallocated as additional Profit Sharing Contributions.

13.  Are there legal limits on Matching Contributions?

     There are legal limits on the amount of Matching Contributions that can be made for certain highly-paid Participants, based on the Matching Contributions made for all other Participants. If the Matching Contributions for any highly-paid Participant exceed the limit during any Plan Year, the excess amount (adjusted for income or loss) shall be forfeited if forfeitable under the Plan, or if not forfeitable, distributed to the highly-paid Participant no later than the end of the following Plan Year.

14.  What are Profit Sharing Contributions?

     Profit Sharing Contributions are contributions made at the discretion of your Employer each Plan Year.

     The amount of Profit Sharing Contributions made by your Employer each Plan Year is determined by your Employer each year.

     Profit Sharing Contributions to the Plan are not limited to the current and accumulated profits of your business.

     Forfeitures of Profit Sharing Contributions by Participants who leave employment will be reallocated as additional Profit Sharing Contributions.

15. Must I meet any special requirements in order to share in Profit Sharing Contributions?

     Each Plan Year in which your Employer makes a Profit Sharing Contribution to the Plan, you will be entitled to a share of the Profit Sharing Contribution only if you are a Qualified Participant for this purpose.

     To be a Qualified Participant you must either be employed on the last day of the Plan Year, complete more than 500 Hours of Service in the Plan Year, retire, die or become disabled in the Plan Year.

16.  How will my share of a Profit Sharing Contribution be determined?

     The share of the Profit Sharing Contribution allocated to your Account will be a pro-rata amount, based on your compensation for the Plan Year. The amount will be the ratio of your earnings to the total earnings of all Qualified Participants for the Plan Year.

     For purposes of determining the amount and allocation of Profit Sharing Contributions under the Plan, your earnings include the first $160,000 (for
     1997) of Form W-2 earnings as defined in section 2.8 of the Plan and any amounts you contribute to a 401(k) plan, Section 125 plan, Section 403(b) plan, SARSEP, Section 457 plan or Section 414(h)(2) plan.

     Compensation is based on what you earn during the Plan year. However, for your initial year of participation in the Plan, compensation is recognized from the date you enter the Plan.

17.  What are Qualified Matching Contributions?

     Your Employer may make Qualified Matching Contributions to the Plan on behalf of all Qualified Participants who are non-highly paid Participants and who have made Elective Deferrals to the Plan.

     The amount of Qualified Matching Contributions, if any, for each eligible Qualified Participant for each Plan Year will be a variable amount, selected by the Employer of the Participant's Elective Deferrals for the Plan Year.

18.  What are Qualified Non-Elective Contributions?

     Your Employer may make Qualified Non-Elective Contributions to the Plan on behalf of all Qualified Participants who are non-highly compensated employees.

     The amount of Qualified Non-Elective Contributions made by your Employer each Plan Year is an amount determined by your Employer each year, to be shared in proportion to the earnings by Participants on whose behalf the Qualified Non-Elective Contributions are made.

19.  Am I entitled to any minimum contribution?

     For any year when the Plan is a "top heavy" plan, certain Participants (called non-Key Employees) who are employed on the last day of the year must receive a minimum contribution. The minimum contribution for these Participants is three percent of their earnings (or the highest percentage of earnings that is allocated to any Key Employee, if that is less than three percent). A plan is "top-heavy" if more than 60% of the assets in its Trust Fund are held in the Accounts of certain owners or officers of the Employer. In the event the Plan becomes "top-heavy", your Account(s) will vest according to an accelerated vesting schedule.

20.  Who is responsible for accounting to me for my benefits in the Plan?

     The Plan Administrator is required to account for each Participant's interest in the Plan. When you become a Participant, a separate Account will be set up for you on the records of the Plan, showing the different types of contributions to the Plan allocated to your Account, such as:

     a.    Elective Deferrals;
     b.    Employer Matching Contributions;
     c.    Profit Sharing Contributions;
     d.    Qualified Matching Contributions;
     e.    Qualified Non-Elective Contributions; and
     f.    Rollover Contributions.

     Your Employer will provide you with a periodic statement of your Account in the Plan.

21.  Will I receive all the funds in my Account when I leave employment?

     You will receive the funds in your Elective Deferral Account and Rollover Account when you reach Normal Retirement Age (which is age 65), or when you die or become disabled, or when your employment terminates for any other reason. You are always 100% vested in your Elective Deferral and Rollover Accounts.

     You will receive only that portion of your Employer Contribution Account and Employer Matching Account that has become vested under the vesting schedule below. You will have a 100% vested interest in your Accounts when you reach Normal Retirement Age (age 65), when you reach Early Retirement Age (age 55) you have 5 Years of Service, or when you die or become disabled. If you leave your job with the Employer before one of these events occurs, you will be vested in your Employer Contribution Account and Employer Matching Account in accordance with the following schedule:

     Employer Matching Account and Employer Contribution Account
     -----------------------------------------------------------

     Seven-Year Graded Schedule:

     Vested Percentage    20%        40%     60%     80%     100%
                         -----      -----   -----   -----   ------
     Years of Service      3          4       5       6       7

     Each Plan Year in which you complete at least 1,000 Hours of Service is a Year of Service.

     An Hour of Service is any hour for which you are paid or entitled to be paid by the Employer (for example, holidays and vacation days). You will be credited with less than an Hour of Service for each hour that you are paid.

     Years of Service include all of an employee's service except service for a business acquired by the Employer, before the date of acquisition.

     If you were a Participant in the Plan during a prior period of employment and you became vested then in any portion of your Employer Contribution Account and Employer Matching Account, all your prior Years of Service will continue to count in determining the vested portion of your Account after you complete one Year of Service following your return to work with the Employer.

     If you were a Participant in the Plan during a prior period of employment and you were not vested then in any portion of your Employer Matching
                  ---
     Account and Employer Contribution Account, your prior Years of Service will continue to count in determining the vested portion of your Account only if
                                                                         ---- --
     you complete a Year of Service after you return to eligible employment, and
                                    -----                                    ---
     if you have no more than four consecutive One-Year Breaks in Service.  A
     --
     One-Year Break in Service is a Plan Year in which you are not credited with more than 500 Hours of Service.

22.  Can I lose all or part of my Account?

     Upon termination of employment, you can lose only the portion of your
                                                  ----
     Account that is not vested. Any part of your Employer Matching Account and Employer Contribution Account in which you are not vested will be forfeited, and lost to you as a benefit, at the end of the Plan Year in which you incur five consecutive One-Year Breaks in Service, unless you take a distribution of your vested balance before the five-year break, in which case the nonvested portion is considered forfeited in the year of distribution. If you return to work with the Employer before you have five consecutive One-Year Breaks in Service, you will not forfeit any portion of your Account. (Exception: If the vested portion of your Account was
                     ---------
     distributed to you upon your termination of employment, you must repay the distributed amount back to the Plan in order to reclaim the non-vested portion when you return to employment.)

     Forfeited amounts will be reallocated among the Accounts of Qualified Participants as additional contributions by the Employer.

     You can lose only the portion of your Account that is not vested.  You will
                  ----
     always be 100% vested in any amounts in the following Accounts:

     a.    Elective Deferral Account;
     b.    Rollover Account;
     c.    Qualified Matching Contribution Account; and
     d.    Qualified Non-Elective Contribution Account

     In addition, if you made after-tax contributions to a plan your Employer formerly maintained, those contributions and their earnings will be 100% vested at all times and will be held in a separate Account under this Plan.

DISTRIBUTION OF BENEFITS

23.  How do I become entitled to receive a distribution from the Plan?

     You (or your beneficiary) will be entitled to receive a distribution of your vested Account in the Plan upon termination of your employment; your retirement, death or disability; termination of the Plan, without the establishment of a successor plan; the Employer's sale to an unrelated corporation of the business in which you are employed; upon your request after you reach age 59 1/2.

24.  When will my benefit distribution occur?

     Unless you choose to postpone distribution of your benefits as described in
     ------
     Question 25, distribution of your benefits will be made according to the following rules:

     a. A distribution made because of your retirement after Normal Retirement Age (age 65) or Early Retirement Age (age 55) ) with at least 5 Years of Service), or your death or disability, will begin not later than 60 days after the end of the Plan Year in which you leave employment.

     b. If you continue to be employed after you reach Normal Retirement Age, you will continue to be eligible to make Elective Deferrals. Distribution of your Account will be deferred until you actually retire, or if earlier, until the minimum distribution requirements of Question 25 apply to you.

     c. If you continue to be employed after you reach Normal Retirement Age, you will continue to be eligible to share in the allocation of Employer Contributions. Distribution of your Account will be deferred until you actually retire, or if earlier, until the minimum distribution requirements of Question 25 apply to you.

     d. You will be eligible for a distribution on account of disability if you have terminated employment with the Employer and you are unable to engage in substantial gainful activity on account of a mental or physical impairment that can be expected to last for at least 12 months, or result in your death.

     If your termination of employment occurs for any other reason, distributions will begin within 60 days after your request for payment and your consent to such distribution, unless you elect to postpone distribution as explained in Question 25.

25.  What if I want to postpone distribution of my benefits?

     If the value of the vested portion of your Account is more than $3,500, you may elect to postpone distribution of your benefits to (a) age 62 or (b) Normal Retirement Age under the Plan, whichever is later.

     If you continue to work after reaching Normal Retirement Age, you must begin taking minimum distributions from your Account no later than the April 1 following the close of the calendar year in which you reach age 70 1/2. (Exception: If you are not
                                                       ---------
     a five percent owner of the Employer and you reached age 70 1/2 before
                                          ---
     January 1, 1988, distribution may be postponed until no later than April 1 following the close of the taxable year in which you retire.)

     The Plan will automatically distribute in a lump sum any vested account balance that does not exceed $3,500, within 60 days after the end of the Plan Year in which you separate from employment.

26.  May I assign or pledge my interest in the Plan?

     No. However, your interest in the Plan may be subject to claims under a "qualified domestic relations order" issued by a court, granting to your spouse, former spouse, children or other dependents a right to receive all or part of your Account as support, alimony, or property settlement.

27.  Who is entitled to receive my Account if I die before it is distributed?

     If you are married at the time of your death, your Account will be distributed to your surviving spouse unless your spouse has previously
                                          ------
     consented in writing, before a Plan representative or notary public, to payment of the death benefit to another beneficiary you have named. If you are unmarried at the time of your death, the death benefit will be distributed to your named beneficiary.

     You may name a beneficiary only by completing a form provided to you for
                                ----
     this purpose by the Employer, and returning the completed form to the Employer. If you wish to change the beneficiary you have named, you must complete a second form and return it to the Employer. The latest form you have completed and returned to the Employer before your death will control.

     If you do not have a spouse or a named beneficiary living at the time of your death, your death benefit will be distributed to the personal representative (executor or administrator) of your estate.

28.  How will my benefits be distributed?

     You may elect any of the following forms of payment:

     a.    a single cash payment; or

     b.    a series of cash payments, in substantially equal installments; or

     c. any other optional form of distribution available under the Plan of the Employer in effect prior to the Effective Date.

     Exception:  If the value of the vested portion of your Account is not more
     ---------
     than $3,500, your benefits will be distributed in a single payment in cash.

     If you choose a form other than a single payment, the period over which payments are made cannot be longer than one of the following:

     i.    your lifetime, or

     ii.   the lifetime of you and your designated beneficiary, or

     iii. a number of years no longer than your life expectancy, or the joint life expectancy of you or your designated beneficiary.

     If you die after payments begin but before they are finished, payments will continue to your beneficiary at least as rapidly as under the method of distribution you selected.

29.  How will my benefits be taxed?

     Income tax withholding rules apply to distributions from the Plan. If your Account distributions will continue over a period of at least 10 years in substantially equal installments, you may elect whether to have federal income tax withheld. If your Account will be distributed in any other form
     - such as a single payment - then the Plan must withhold federal income tax equal to 20% of the distribution unless you arrange for a direct transfer to an individual retirement account (IRA) or another employer's retirement plan. You will receive a special tax notice explaining the choices available to you about withholding before any payment is made to you from the Plan.

INVESTMENT OF PLAN ASSETS

30.  How are contributions to the Plan invested?

     Contributions to the Plan are invested by the Trustee in shares of Putnam mutual funds or other investments available under the Plan as chosen by your Employer. The Plan Administrator will provide you with current copies of the prospectus describing each investment option on request to the Plan Administrator.

     Investments for your Accounts will be selected by you and may be changed daily. Please see your Plan Administrator for an explanation of the procedures you must follow to direct the investment of your Account.

WITHDRAWALS AND LOANS

31. Is any of my Account available to me while I am still working for the Employer?

     If you have made after-tax contributions to the Plan prior to the Plan Year in which your Employer adopted this Plan, you may withdraw all or part of them on the same terms that applied under your Employer's prior plan.

     You may withdraw from your Elective Deferral Account (adjusted for income or loss through December 31, 1988) and Rollover Account, if you demonstrate to the Plan

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     Administrator that you are experiencing financial need. Hardship distributions can be made only for uninsured medical expenses, purchase of your principal residence, payment of the next 12 months of post-secondary education for you or a member of your immediate family, or to prevent the loss of your residence. You must stop making Elective Deferrals for 12 months after a hardship distribution, and your yearly dollar limit for Elective Deferrals in the calendar year you resume participation will be reduced by the amount of Elective Deferrals you made in the calendar year of your hardship distribution.

     If you have reached age 59 1/2 you may withdraw all or part of the vested portion of your Account.

32.  Are loans available to Participants under the Plan?

     You may borrow from your Account, subject to the Loan Program established by your Employer and the following requirements:

     (i) If your vested Account balance is not over $100,000, you can borrow up to half of your vested Account balance;

     (ii) If your vested Account balance is over $100,000, you can borrow up to $50,000.

     The amount you can borrow is reduced by the outstanding balance of any loans already made to you from the Plan or from other tax qualified retirement plans of the Employer. The $50,000 maximum loan amount in (ii) above is reduced by the highest outstanding balance of your previous loan(s) in the one-year period before the latest loan is made.

     A loan must be repaid over a period of no more than five years, unless it is used to acquire your principal residence, in which case the repayment period may exceed five years. You must make substantially equal quarterly payments of principal and interest over the term of your loan. Payment will be made through payroll deduction and must be made at least quarterly. Interest will be charged at a rate established by the Employer, on a nondiscriminatory basis, taking into consideration the interest rates then being charged on similar loans by independent commercial lenders (for example, savings and loan companies in your locality).

     You will be required to sign a promissory note pledging up to half of the value of your vested Plan Account as collateral for the loan. If you do not repay your loan on time, the value of your unpaid loan balance can be deducted from your Account. No distribution of your Account will be made to you (or your beneficiary) until all principal and interest on your loan has either been repaid or deducted from the value of your Account.

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CLAIMS PROCEDURES

33.  How may I file a claim for benefits?

     You or your beneficiary may notify the Plan Administrator in writing of a claim for benefits under the Plan. If your claim is denied, the Plan Administrator will provide you with written notice specifying the reason for denial and pointing out the Plan provisions on which the denial is based, and explaining what additional evidence (if any) you should submit to prove that you are entitled to the benefit claimed. You must be given a reasonable opportunity for a full and fair review of your claim, and you are entitled to examine Plan documents and records and to submit issues and comments in support of your claim in writing or orally. The Plan Administrator's decision on review of your denied claim will be made and communicated in writing no later than 120 days after receipt of your request for review.

ADDITIONAL INFORMATION

34.  May changes be made to the Plan?

     Although it intends to continue the Plan indefinitely, your Employer specifically reserves the right to amend or to terminate the Plan, but no amendment to the Plan may take away any amount already credited to your Account. If the Plan is terminated, every Participant's Account will become fully vested and will be distributed from the Trust in one of the forms described in Question 28.

35.  Who has the authority to make decisions in connection with the Plan?

     The Plan Administrator has discretionary authority to interpret the written terms of the Plan and to apply them to specific situations (for example, to determine whether a person has completed the requirements for Plan participation).

36.  Are there limitations on my rights under the Plan?

     The Plan does not give any person the right to remain as an employee of the Employer. It creates only those rights specifically provided in the Plan.

     Section 415 of the Internal Revenue Code of 1986 limits the amount of benefits and contributions that may be made to qualified retirement plans for a person in a given year. If this limit ever affects your Account in the Plan, the Employer will notify you.

37.  Are my benefits guaranteed by the Pension Benefit Guaranty Corporation
     (PBGC)?

     Benefits under the Plan are not insured by the Pension Benefit Guaranty Corporation, because the Plan is a "defined contribution" plan. The retirement benefit you receive will depend on how long you work for the Employer, the amount you and the Employer contribute, the amount of your earnings and the investment performance of your Account.

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

38.  Do I have legal rights as a Participant in the Plan?

     As a Participant in the Plan, you are entitled to certain rights and protections under the Employee Retirement Income Security Act of 1974 (ERISA). ERISA provides that all Plan Participants shall be entitled to:

     1. Examine, without charge, at the Plan Administrator's office, all Plan documents, including insurance contracts and copies of all documents, filed by the Plan with the U.S. Department of Labor, such as detailed annual reports and plan descriptions.

     2. Obtain copies of all Plan documents, and other Plan information upon written request to the Plan Administrator. The Administrator may make a reasonable charge for the copies.

     3. Receive a summary of the Plan's annual financial report. The Plan Administrator is required under ERISA to furnish each Participant with a copy of this summary annual report.

     4. Obtain a statement telling you whether you have a right to receive a benefit at the Normal Retirement Age and, if so, what your benefits would be at such date if you stopped working under the Plan as of the date of the statement. If you do not have a right to a benefit, the statement will tell you how many more years you have to work to get such a right. This statement must be requested in writing and is not required to be given more than once a year. The Plan must provide the statement free of charge.

     In addition to creating rights for Plan Participants, ERISA imposes duties upon the individuals who are responsible for the operation of the Plan. These individuals, called "fiduciaries" of the Plan, have a duty to act prudently in your interest and that of the other Plan Participants and beneficiaries. No one, including your Employer, may terminate you or otherwise discriminate against you in any way to prevent you from obtaining a benefit or exercising your rights under ERISA. If your claim for a benefit is denied, in whole or in part, you must receive a written explanation of the reason for the denial. You have the right to have the Plan Administrator review and reconsider your claim.

     Under ERISA, there are steps you can take to enforce the above rights. The following examples will show you action that you may take.

     . First, if you request materials from the Plan and do not receive them within 30 days, you may file suit in a federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay up to $ 100 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator.

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     .    Second, if you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or federal court.

     . Third, if it should happen that Plan fiduciaries misuse the Plan's money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor or you may file suit in a federal court. The court will decide who should pay court and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.

     If you have any questions about your Plan, you should contact the Plan Administrator. If you have any questions about your rights under ERISA, you should contact the nearest Area Office of the U.S. Labor Management Services Administration, Department of Labor.

Putnam Mutual Funds Corp.
Putnam Defined Contribution Plans
859 Willard Street
Quincy, Massachusetts 02169
Call toll free 1-800-752-5766

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